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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the references to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated March 14, 1997 (except for Note 23, as to which the date is May 6, 1997) in the Registration Statement (Form S-1 No. 333-23399) and related Prospectus of Knoll, Inc. dated May 9, 1997.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 9, 1997